EXHIBIT 3(b)



                             THE VALSPAR CORPORATION


                          (INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE)





                                  B Y - L A W S







                  AS AMENDED TO AND INCLUDING OCTOBER 15, 1997


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                             THE VALSPAR CORPORATION

                                  B Y - L A W S

                  AS AMENDED TO AND INCLUDING OCTOBER 15, 1997


                                    ARTICLE I


                                  Stockholders

         Section 1. The Annual Meeting of the Stockholders of the Corporation shall be held on the fourth Wednesday in February in each year, beginning in the year 1971 (or if said day be a legal holiday, then on the next succeeding day, not a legal holiday), at 2:00 in the afternoon for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting. The Annual Meeting shall be held at such place within or without the State of Delaware, and at such other date and time, as may be fixed by the Board of Directors and stated in the call and notice of the meeting.

         Section 2. Special meetings of the stockholders may be held upon call of the Board of Directors or the Executive Committee or the Chairman of the Board or the President, at such time and at such place within or without the State of Delaware as may be stated in the call and notice.

         Section 3. Notice of the time and place of every meeting of the stockholders shall be delivered personally or mailed at least fifteen days previous thereto to each stockholder of record entitled to vote at the meeting, at the address furnished by him to the Corporation or its Transfer Agent. Such further notice shall be given as may be required by law. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or if notice is waived by those not so present or represented.

         Section 4. At every meeting of the stockholders the holders of record of a majority of the outstanding shares of stock of the Corporation, entitled to vote at the meeting, whether present in person or represented by proxy, shall, except as otherwise provided by law, or by the Certificate of Incorporation, constitute a quorum. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

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         Section 5. Unless otherwise provided in the Certificate of
Incorporation of the Corporation, meetings of the stockholders shall be presided over by the Chairman of the Board or the President or, if neither is present, by a Vice President or, if a Vice President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, if he is not present, an Assistant Secretary of the Corporation, if present, shall act as secretary of the meeting, but if no such officer is present, a secretary shall be chosen at the meeting.

         Section 6. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time, but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period, and, except when the stock transfer books of the Corporation shall have been closed or a date shall have been fixed in advance as a record date for the determination of stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

         Section 7. At all elections of directors the voting shall be by ballot and a majority of the votes cast thereat shall elect. At all such elections the chairman of the meeting shall appoint two inspectors of election, unless such appointment shall be unanimously waived by the stockholders present in person or represented by proxy at the meeting and entitled to vote for the election of directors; but no director or candidate for the office of director shall be appointed as such inspector. The inspectors, before entering upon the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

         Section 8. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of

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rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 9. The provisions of this Article I, and of these By-Laws, are subject to the provisions of the Certificate of Incorporation of the Corporation, as from time to time amended, and in the case of any inconsistency between the provisions of these By-Laws and of the Certificate of Incorporation, the Certificate of Incorporation shall govern and such inconsistency shall be resolved so as to carry into effect the intent and purpose of the provisions of the Certificate of incorporation.

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                                   ARTICLE II

                               Board of Directors

         Section 1. The Board of Directors of the Corporation shall consist of such number of persons, not less than three, as may be fixed from time to time by resolution of the Board of Directors. Commencing at the Annual Meeting of Stockholders in 1986, the terms of office of the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors. The terms of office of the directors initially classified shall be as follows: (i) terms of Class I shall expire at the Annual Meeting of Stockholders in 1987; (ii) terms of Class II shall expire at the Annual Meeting of Stockholders in 1988; and (iii) terms of Class III shall expire at the Annual Meeting of Stockholders in 1989. At each Annual Meeting of Stockholders after the initial classification, a successor to a director whose term shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until a successor shall have been duly elected and shall have qualified. Directors numbering at least one half of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

        Whenever any vacancies shall have occurred in the Board of Directors, by death, resignation, or otherwise, or the number of directors shall be increased by amendment of this Section, such vacancy may be filled, or the additional directors may be elected by the vote of a majority of the directors then in office, although such majority is less than the quorum.

         Section 2. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Meetings of the Board may be held at any time upon call of the Executive Committee or the Chairman of the Board, if any, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before any such meeting. A meeting of the Board may be held without notice immediately after the Annual Meeting of Stockholders at the same place at which such meeting is held. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in writing or by telegram, before or after any such meeting.

         Directors shall be reimbursed for their necessary traveling expenses incurred in attending meetings of the Board and shall be paid such reasonable fee for their attendance as the Board of Directors may fix.

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         Section 3. The Board of Directors may, by resolution or resolutions, passed by the vote of a majority of the whole Board designate an Executive committee, to consist of the Chairman of the Board or the President, and two or more other directors of the Corporation, as the Board may from time to time determine. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend By-Laws of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee.

         Section 4. The Board of Directors may also, by resolution or resolutions, passed by a majority of the total number of directors, appoint one or more other committees, each such committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise such powers as shall be conferred or authorized by the Board, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.

         Section 5. Meetings of the Executive Committee and of each one or more other committees appointed by the Board of Directors pursuant to the provisions of the preceding Section 4 shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the committee or as may be specified in the call of any meeting. Regular meetings of the Executive Committee and of each one or more other such committees shall be held at such time as may from time to time be fixed by resolution of the committee, and notice of such meetings need not be given. Special meetings of the Executive Committee and of each one or more other such committees may be held at any time upon call of the Chairman or Vice-Chairman of the committee, if any, or the President, and notice thereof, unless otherwise determined by the committee, shall be mailed to each member thereof, addressed to him at his residence or usual place of business, or shall be sent to him at such residence or place of business by telegram, radio, or cable, or shall be given to him orally, in person or by telephone or otherwise, at least two days before such meeting. Notice of any special meeting need not be given to any member who shall attend such meeting in person or who shall waive notice thereof in writing or by telegram, radio-or cable, whether before or after the time of such meeting, and any such meeting shall be a legal meeting without

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any notice thereof having been given if all the members shall be present thereat. No notice of any adjourned meeting need be given. At all meetings of the Executive Committee and of each one or more other such committees the presence of members constituting a majority of the membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the member present at any meeting at which a quorum is present shall be the act of the committee. The Executive Committee and each one or more other such committees may, except to the extent provided herein or in any resolution of the Board of Directors, make rule for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.

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                                   ARTICLE III

                                    Officers

         Section 1. At the annual meeting of the Board, and from time to time thereafter, the Board of Directors shall elect or appoint such officers as it deems proper which may include, but without limitation, a Chairman of the Board, who shall be a Director, a President, one or more Vice Presidents, a Treasurer, a Secretary, and Assistants thereto. One person may hold more than one office, except the offices of President and Vice President.

         Section 2. The term of office of all officers shall be one year, or until their respective successors are chosen; but any office may be removed from office at any time by the affirmative vote of a majority of the members of the whole Board.

         Section 3. Subject to such limitations as the Board of Directors or the Executive Committee may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Executive Committee. The Board of Directors may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Corporation to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

         Section 4. The Board of Directors may designate from time to time one of the officers of the Corporation as Chief Executive officer. within limits prescribed from time to time by the Board of Directors or Executive Committee, the Chief Executive Officer shall have broad executive authority and responsibility to supervise and control the Corporation's operations and to provide general leadership in matters of corporate policy and planning.

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                                   ARTICLE IV

                              Certificates of Stock

         Section 1. The interest of each stockholder in the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board or the President or a Vice-President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided, however, that, in case such certificates are required by such resolution to be signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such Chairman of the Board or President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile.

         In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates for shares of stock of the Corporation shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 2. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person or by duly authorized attorney, upon surrender for cancellation of certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

         Section 3. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

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         Section 4. Notwithstanding the foregoing, the Board of Directors by resolution may from time to time designate any or all classes or series of shares of the stock of the Corporation, as it deems appropriate, as uncertificated shares. Any such resolution adopted by the Board of Directors shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, upon request, every holder of uncertificated shares shall be entitled to receive a certificate representing the number of shares registered as provided in Section 1 of this Article IV.


                                    ARTICLE V

                               Checks, Notes, Etc.

         All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors or the Executive Committee.


                                   ARTICLE VI

                                   Fiscal Year

         The fiscal year of the Corporation shall begin on the first day of November in each year, commencing with the year 1960, and shall end on the thirty-first day of October following.


                                   ARTICLE VII

                                 Corporate Seal

         The corporate seal shall have inscribed thereon the name of the Corporation and the words "Incorporated - Delaware - 1934."

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                                  ARTICLE VIII

                                    Officers

         The Corporation and the stockholders and the directors may have offices outside of the State of Delaware, at such places as shall be determined from time to time by the Board of Directors.


                                   ARTICLE IX

                    Indemnification of Officers and Directors

         The Corporation may indemnify every person, his heirs, executors and administrators, against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him in connection with any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or otherwise, civil, criminal, administrative or investigative, including appeals), to which he may be or is made a party by reason of his being or having been a director or officer of the Corporation, or at its request of any other corporation.

         Any such person shall be entitled to indemnification as of right (i) if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding or, (A) except as hereinafter provided, in respect of matters as to which a court or independent legal counsel shall have determined that he acted in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation or such other corporation and, in addition, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Such court or independent counsel shall have the power to determine that such director or officer is entitled to indemnification as to some matters even though he is not so entitled as to others. The termination of any claim, action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith for a purpose which he reasonable believed to be in the best interests of the Corporation and, in the case of any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

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         There shall be no indemnification (i) as to amounts paid in settlement or other disposition of any threatened or pending action by or in the right of the Corporation or such other corporation, or (ii) as to matters in respect of which it shall be determined by judgment or otherwise that such director or officer was derelict in the performance of his duties to the Corporation or such other corporation and, in the case of any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Amounts paid in indemnification shall include, but shall not be limited-to, counsel and other fees and disbursements and judgments, fines or penalties against, and amounts paid in settlement by, such director or officer. The Corporation may advance expenses to, or where appropriate may itself at its expense undertake the defense of, any such director or officer provided that he shall have undertaken to repay or to reimburse such expenses if it should be ultimately determined that he is not entitled to indemnification under this article.

         Payments of indemnification made pursuant to this article shall be reported to the stockholders in the next proxy statement or otherwise, except that no such payments need be reported if such director or officer has been wholly successful on the merits or otherwise.

         The provisions of this article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

         The rights of indemnification provided in this Article IX shall not be exclusive of any rights to which any such director or officer may otherwise be entitled by contract or as a matter of law.

         In addition to the protection provided to directors and officers under the corporation's Certificate of Incorporation and under the foregoing provisions of these By-laws, their liability shall be limited to, and their rights of indemnification and expense advances shall extend to, the extent permitted under applicable provisions of the Delaware General Corporation Law. The provisions of this By-law may also be extended, at the discretion of the Board of Directors, to other employees and agents of the corporation, and shall in all events extend to the legal representatives of indemnified persons.

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                                    ARTICLE X

                                   Amendments

         The By-Laws of the Corporation may be altered, amended, added to or repealed at any meeting of the Board of Directors, by the affirmative vote of a majority of the total number of directors, if notice of the proposed change is given in the notice of the meeting, or if all of the directors are present at the meeting, or if all directors not present at the meeting assent in writing to such change; PROVIDED, however, that no change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware. By-Laws made by the directors may be altered or repealed by the stockholders having voting power, or by the directors.